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                                  EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-33523) and related Prospectus of Canmax Inc. for the registration of 863,364 shares of its common stock and to the incorporation by reference therein of our report dated December 19, 1996, with respect to the consolidated financial statements of Canmax Inc. included in its annual Report on Form 10-K for the year ended October 31, 1996, filed with the Securities and Exchange Commission.



                                             /s/ ERNST & YOUNG LLP
                                             ------------------------------
                                             ERNST & YOUNG LLP



Dallas, Texas
October 31, 1997